EVERTEC TO ACQUIRE CONTROLLING STAKE IN TECNOBANK, A FINTECH COMPANY IN BRAZIL
Acquisition advances Evertec’s growth strategy and further expands Evertec’s product offering in Brazil

SAN JUAN, PUERTO RICO – August 21, 2025 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced it has entered into a definitive agreement to acquire a controlling stake in Tecnobank Tecnologia Bancária S.A. (“Tecnobank”), a leading fintech vendor in Brazil’s digital vehicle financing contract registration sector, through its wholly-owned subsidiary Evertec Brasil Informática S.A. The parties have agreed to a transaction valued at R$787 million, representing approximately USD $144 million at current exchange rates, for a 75% ownership stake, which the Company expects to finance with existing liquidity. The agreement is subject to customary closing conditions, including approval by Brazil’s Administrative Council for Economic Defense (CADE), the government agency responsible for regulating national competition. If authorized, the deal is expected to close in the fourth quarter of 2025.

“This acquisition continues to advance our growth strategy and expand our capabilities in Brazil,” said Mac Schuessler, President and CEO of Evertec. “We look forward to welcoming the Tecnobank team to Evertec and are excited about the opportunities ahead.”

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processor and financial technology provider in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over ten billion transactions annually. The Company also offers financial technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our planned transaction with Tecnobank (“Tecnobank Transaction”) and the anticipated benefits thereof, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” or the negatives of these terms or variations of them or similar terminology are generally forward-looking in nature and not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: failure to satisfy one or more conditions to closing of the Tecnobank Transaction; the inability to achieve the expected benefits of the Tecnobank Transaction; the loss of personnel or customers in connection with the

Tecnobank transaction; any delays in obtaining regulatory approvals for the Tecnobank Transaction; and the other important factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025, as any such factors may be updated from time to time in the Company’s filings with the SEC.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Loyda Montes Santiago
(787) 773-5442
IR@evertecinc.com

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